EX-16.12.a

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

September 16, 2013

Board of Trustees
HighMark Funds
350 California Street, Suite 1600
San Francisco, California 94104

Board of Trustees
Nationwide Mutual Funds
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406

Re:
Agreement and Plan of Reorganization (“Agreement”), made as of April 2, 2013, by and between HighMark Funds, a Massachusetts business trust (the “HighMark Trust”), on behalf of its investment portfolios listed on Exhibit A attached hereto (each portfolio, an “Acquired Fund” and collectively, the “Acquired Funds”), and Nationwide Mutual Funds, a Delaware statutory trust (the “NMF Trust”), on behalf of its investment portfolios listed on Exhibit A attached hereto (each portfolio, an “Acquiring Fund” and collectively, the “Acquiring Funds”).

Ladies and Gentlemen:

You have requested our opinion concerning certain federal income tax consequences of the reorganization of each Acquired Fund, which will consist of: (i) the transfer of all of the assets, property and goodwill (exclusive of any rights to the “HighMark” name) of an Acquired Fund in exchange solely for, as applicable, Class A shares (“Class A Acquisition Shares”), Class C shares (“Class C Acquisition Shares”), Institutional Service Class shares (“Institutional Service Acquisition Shares”), Class U shares (“Class U Acquisition Shares”), and Class M shares (“Class M Acquisition Shares” and, together with the Class A Acquisition Shares, Class C Acquisition Shares, Institutional Service Acquisition Shares, and Class U Acquisition Shares, the “Acquiring Fund Shares”) of beneficial interest, no par value per share, of the corresponding Acquiring Fund, as set forth on Exhibit A; (ii) the assumption by an Acquiring Fund of all the liabilities and obligations of the corresponding Acquired Fund (each such pair of Acquired Fund and its corresponding Acquiring Fund, a “Corresponding Acquired Fund” or “Corresponding Acquiring Fund” as appropriate); and (iii) the distribution, after the Closing Date, of Class A Acquisition

Board of Trustees, HighMark Funds
Board of Trustees, Nationwide Mutual Funds
September 16, 2013

Shares, Class C Acquisition Shares, Institutional Service Acquisition Shares, Class U Acquisition Shares, and Class M Acquisition Shares, as applicable, to the holders of the corresponding class of shares of the Acquired Fund (“Acquired Fund Shares”), as set forth on Exhibit A, and the termination, dissolution and complete liquidation of the Acquired Fund as soon as practicable after the Closing, all upon the terms and conditions hereinafter set forth in the Agreement (each such transaction, a “Reorganization,” and collectively, the “Reorganizations”).  Each Acquiring Fund is a shell series, without assets or liabilities, created for the purpose of acquiring the assets and liabilities of the Corresponding Acquired Fund.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreement.

In rendering our opinion, we have reviewed and relied upon:  (a) a copy of the executed Agreement, dated April 2, 2013; (b) the combined proxy statement/prospectus provided to shareholders of the Acquired Fund in connection with a special meeting of the shareholders held on August 28, 2013; (c) certain representations concerning the Reorganization made to us by the Acquiring Fund and the Acquired Fund, in letters dated [September 16, 2013] (the “Representation Letters”); (d) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (e) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion.

For purposes of this opinion, we have assumed that each Acquired Fund on the Closing Date of the Reorganization satisfies, and immediately following the Closing Date of the Reorganization, each Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as regulated investment companies.

Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of Delaware and the Commonwealth of Massachusetts, the terms of the Agreement and the statements in the Representation Letters for the Acquired Fund and Acquiring Fund, it is our opinion that for federal income tax purposes:

(1)           The Reorganization will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and the Corresponding Acquired Fund and the Acquiring Fund each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code.

(2)           Under Sections 361 and 357(a) of the Code, the Corresponding Acquired Fund will not recognize gain or loss upon the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all liabilities of the Corresponding Acquired Fund, or upon the distribution of the Acquiring Fund Shares by the Corresponding Acquired Fund to its shareholders in liquidation.

(3)           Under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of the assets of the Corresponding Acquired Fund in exchange for the

Board of Trustees, HighMark Funds
Board of Trustees, Nationwide Mutual Funds
September 16, 2013

assumption by the Acquiring Fund of all the liabilities of the Corresponding Acquired Fund and issuance of the Acquiring Fund Shares.

(4)           Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Corresponding Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as Corresponding Acquired Fund’s tax basis immediately prior to the transfer.

(5)           Under Section 1223(2) of the Code, the Acquiring Fund’s holding period of each asset of the Corresponding Acquired Fund transferred to the Acquiring Fund in the Reorganization will include the period during which such asset was held or treated for federal income tax purposes as held by the Corresponding Acquired Fund.

(6)           Under Section 354 of the Code, shareholders of the Corresponding Acquired Fund will not recognize gain or loss upon the exchange of their Corresponding Acquired Fund Shares for Acquiring Fund Shares.

(7)           Under Section 358 of the Code, the aggregate tax basis of the Acquiring Fund Shares a Corresponding Acquired Fund shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Corresponding Acquired Fund Shares exchanged therefor.

(8)           Under Section 1223(1) of the Code, the Corresponding Acquired Fund shareholder’s holding period for the Acquiring Fund Shares received in the Reorganization will include the shareholder’s holding period for the Corresponding Acquired Fund Shares exchanged therefor, provided that the shareholder held those Corresponding Acquired Fund Shares as capital assets on the date of the exchange.

(9)           The Acquiring Fund will succeed to and take into account the items of the Corresponding Acquired Fund described in Section 381(c) of the Code.

Our opinion is based upon the Code, the applicable Income Tax Regulations, the present positions of the Internal Revenue Service (the “Service”) as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

Our opinion is conditioned upon the performance by NMF Trust, on behalf of each Acquiring Fund, and HighMark Trust, on behalf of each Corresponding Acquired Fund, of their respective undertakings in the Agreement and the Representation Letters. Our opinion is limited to the federal income tax consequences of the Reorganization set forth above, and we express no other opinion to any party as to the tax consequences, whether federal, state, local or foreign, with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization on any

Board of Trustees, HighMark Funds
Board of Trustees, Nationwide Mutual Funds
September 16, 2013

transaction not consummated in accordance with the Agreement and/or the effect, if any, of any such other transaction on the Reorganization.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

/s/ STRADLEY RONON STEVENS & YOUNG, LLP

Exhibit A

Acquired Funds	Acquiring Funds

HighMark Geneva Mid Cap Growth Fund ▪ Class A and Class B ▪ Class C ▪ Fiduciary Class	Nationwide Geneva Mid Cap Growth Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Class1
HighMark Geneva Small Cap Growth Fund ▪ Class A ▪ Class C ▪ Fiduciary Class	Nationwide Geneva Small Cap Growth Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark Value Fund ▪ Class A and Class B ▪ Class C ▪ Fiduciary Class ▪ Class U	Nationwide HighMark Value Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Class U ▪ Institutional Classi
HighMark International Opportunities Fund ▪ Class A ▪ Class C ▪ Fiduciary Class ▪ Class M	Nationwide Bailard International Equities Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Class M ▪ Institutional Classi
HighMark Short Term Bond Fund ▪ Class A ▪ Class C ▪ Fiduciary Class	Nationwide HighMark Short Term Bond Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark Cognitive Value Fund ▪ Class A ▪ Class C ▪ Fiduciary Class	Nationwide Bailard Cognitive Value Fund ▪ Class A ▪ Class C ▪ Institutional Service Class

▪ Class M	▪ Class M ▪ Institutional Classi
HighMark Enhanced Growth Fund ▪ Class A ▪ Class C ▪ Fiduciary Class ▪ Class M	Nationwide Bailard Technology & Science Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Class M ▪ Institutional Classi
HighMark NYSE Arca Tech 100 Index Fund ▪ Class A and Class B ▪ Class C ▪ Fiduciary Class	Nationwide Ziegler NYSE Arca Tech 100 Index Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark Large Cap Core Equity Fund ▪ Class A ▪ Class C ▪ Fiduciary Class	Nationwide HighMark Large Cap Core Equity Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark Small Cap Core Fund ▪ Class A ▪ Class C ▪ Fiduciary Class	Nationwide HighMark Small Cap Core Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark Large Cap Growth Fund ▪ Class A and Class B ▪ Class C ▪ Fiduciary Class	Nationwide HighMark Large Cap Growth Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark Balanced Fund ▪ Class A and Class B ▪ Class C ▪ Fiduciary Class	Nationwide HighMark Balanced Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi

HighMark Equity Income Fund ▪ Class A and Class B ▪ Class C ▪ Fiduciary Class	Nationwide Ziegler Equity Income Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark CA Intermediate Tax Free Bond Fund ▪ Class A ▪ Class C ▪ Fiduciary Class	Nationwide HighMark California Intermediate Tax Free Bond Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark National Intermediate Tax Free Bond Fund ▪ Class A ▪ Class C ▪ Fiduciary Class	Nationwide HighMark National Intermediate Tax Free Bond Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark Wisconsin Tax-Exempt Fund ▪ Class A and Class B ▪ Class C ▪ Fiduciary Class	Nationwide Ziegler Wisconsin Tax Exempt Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi
HighMark Bond Fund ▪ Class A and Class B ▪ Class C ▪ Fiduciary Class	Nationwide HighMark Bond Fund ▪ Class A ▪ Class C ▪ Institutional Service Class ▪ Institutional Classi

1 The Institutional Class is not subject to the Reorganizations but will be a share class of the Acquiring Funds on or about the Closing Date.